                                                                            Exhibit 99.1

NOTICE OF BLACKOUT PERIOD

TO:                      Directors and Executive Officers of The Toro Company

FROM:               Timothy P. Dordell, Vice President, Secretary and General Counsel

DATE:                 September 18, 2007

SUBJECT:	Notice Regarding Blackout Period under Employee Benefit Plans and Trading Restrictions

As you may know, The Toro Company will be changing administrative service providers for each of The Toro Company Investment, Savings and Employee Stock Ownership Plan, The Toro Company Profit Sharing Plan for Plymouth Union Employees and The Hahn Equipment Co. Savings Plan for Union Employees from JP Morgan Retirement Plan Services to Fidelity Investments.  As a result of these changes, there will be a blackout period in which participants under these plans temporarily will be unable to engage in any account transactions, including transactions involving Toro common stock, related preferred share purchase rights, or associated derivative securities held in their individual accounts.  During the blackout period, participants under these plans will not be able to change investments of their contributions, reallocate investments of existing balances in their individual accounts or obtain distributions.  The blackout period is expected to begin at 4:00 p.m., Eastern time, on October 19, 2007, and end during the week of November 4, 2007.

As a director or executive officer of Toro, you are subject to the restrictions under Section 306(a) of the Sarbanes-Oxley Act of 2002 and the Securities and Exchange Commission’s Regulation BTR, which prohibit certain securities transactions during employee benefit plan blackout periods.  This notice is to inform you of the blackout period.  During the blackout period, you may not, directly or indirectly, purchase, sell or otherwise acquire or transfer any Toro common stock, related preferred share purchase rights, or associated derivative securities (including stock options) that you acquired in connection with your service or employment as a director or executive officer of Toro.  This prohibition is intended to cast a wide net and does not just apply to Toro common stock and other Toro securities you have acquired under typical Toro compensation plans.  Rather, this prohibition applies to all Toro common stock and all other Toro securities you have acquired under any plan or arrangement that has resulted in the acquisition of Toro common stock or other Toro securities in exchange for the performance of services for, or employment with, Toro.  If you sell or transfer any Toro common stock or other Toro securities during the blackout period, there will be a presumption that such Toro common stock or other Toro securities were acquired in connection with your service or employment with Toro.  This prohibition applies to any direct or indirect pecuniary interest you may have in such Toro common stock or other Toro securities, such as any Toro common stock held by immediate family members living with you, in trust, or by controlled partnerships or corporations.  This prohibition also applies to you regardless of whether you participate in any of the employee benefit plans named above and is in addition to the other restrictions under Toro’s policy on restrictions on trading in Toro common stock or other Toro securities.

There are limited exceptions to the prohibition, including purchases or sales under dividend reinvestment plans, bona fide gift transactions and purchases and sales under a qualified Rule 10b5-1 trading plan.  The Securities and Exchange Commission regulations regarding the blackout period restrictions are complex.  To avoid any inadvertent violations of the blackout period restrictions, you are required to follow Toro’s pre-clearance procedures in connection with any proposed transaction in Toro common stock or other Toro Securities.

If you have any questions regarding this notice, the blackout period, including whether it has ended during the week of November 4, 2007, or your ability to engage in any transaction, please contact me by phone at (952) 887-8178 or in writing to The Toro Company, Attention:  Timothy P. Dordell, Vice President, Secretary and General Counsel, 8111 Lyndale Avenue South, Bloomington, Minnesota, 55420.